SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ZiLOG, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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James M. Thorburn	ZiLOG, Inc.
Chairman of the Board of Directors	532 Race Street
San Jose, California 95126
www.ZiLOG.com

To our Stockholders:

I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of ZiLOG, Inc. to be held on Thursday, May 26, 2005 at 9:00 a.m. PDT at 532 Race Street, San Jose, California 95126.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in ZiLOG.

Sincerely,

/s/ James M. Thorburn
James M. Thorburn
Chairman and Chief Executive Officer

ZiLOG, Inc.

532 Race Street

San Jose, California 95126

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2005

TIME:	9:00 a.m. PDT

PLACE:	532 Race Street, San Jose, California 95126

ITEMS OF BUSINESS:

•     To elect one (1) Group III director for a 3-year term.

•     To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2005.

•     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Stockholders of record of ZiLOG at the close of business on April 11, 2005 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail. For specific instructions, please refer to the QUESTIONS AND ANSWERS beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors

By: /s/ Perry J. Grace
Perry J. Grace Secretary

San Jose, California

April 21, 2005

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ZiLOG, Inc.

532 Race Street

San Jose, California 95126

PROXY STATEMENT

This Proxy Statement contains information relating to the Annual Meeting of Stockholders of ZiLOG, Inc., a Delaware corporation, to be held on Thursday, May 26, 2005, beginning at 9:00 a.m. PDT at 532 Race Street, San Jose, California 95126, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 26, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of one (1) Group III director for a 3-year term;

•	the ratification of the appointment of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2005

In addition, our management will report on our performance during fiscal 2004 and respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, April 11, 2005 may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the

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meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY CARD AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY CARD FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Annual Meeting by filing with our Corporate Secretary at 532 Race Street, San Jose, California 95126 a notice of revocation or by submitting a duly executed proxy bearing a later date or it may be revoked by attending the meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the Annual Meeting to conduct its business. At the close of business on the record date, 16,269,481 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are our recommendations?

Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the applicable committee is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of our Group III nominee to the Board of Directors

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2005

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

The director will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominee who receive the greatest number of votes at the Annual Meeting will be elected. Broker non-votes, if any, will not affect the outcome of the vote on the election of the director. The remaining proposal will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

How can I obtain an admission ticket for the meeting?

Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact Maria Santiago at our headquarters. Ms. Santiago may be contacted by telephone at (408) 558-8500 or by mail at 532 Race Street, San Jose, California 95126. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on April 11, 2005 and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker, bank or nominee or a copy of a brokerage statement showing your share ownership as of April 11, 2005.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

Who will count the votes?

A representative of EquiServe Trust Company N.A., our transfer agent, will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired the Altman Group to assist us in the distribution of proxy materials and the solicitation of votes. We will pay the Altman Group a fee of $3,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

For a stockholder’s proposal to be included in our Proxy Statement for the 2006 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 532 Race Street, San Jose, California 95126 not later than December 31, 2005. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Corporate Secretary, not later than March 26, 2006 and not earlier than February 24, 2006, unless the Annual Meeting is called for a date earlier than April 26, 2006 or later than June 26, 2006, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors and are they independent?

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Nominating Committee	Compensation Committee
Robin A. Abrams*		*	*
Joseph Colonnetta*[1]	*	*	*
David G. Elkins*	*
Federico Faggin
Richard L. Sanquini*	*	*	*
James M. Thorburn

*	Committee member

[1]	Mr. Colonnetta will be retiring from the Board at the expiration of his term on May 26, 2005.

NASD Listing Standards require disclosure of the independent directors.

Our Board of Directors has determined that each of Robin A. Abrams, Joseph Colonnetta, David G. Elkins, and Richard L. Sanquini meet the independence requirements of the NASD listing standards.

How often did the Board of Directors meet during fiscal 2004?

During the fiscal year ended December 31, 2004, the Board of Directors held eleven (11) meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

In addition, it is Company policy that each of our directors attend the Annual Meeting. James Thorburn and Michael Burger attended the 2004 Annual Meeting.

How do stockholders communicate with the Board of Directors?

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation, the non-management directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at ZiLOG, Inc., 532 Race Street, San Jose, California 95126.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

Yes. We have adopted a code of business conduct for all of our employees and directors, including our chief executive officer, chief financial officer, other executive officers and senior financial personnel. A copy of our

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Business Ethics Policy along with our Senior Financial Officers Code of Ethics is available on our website at www.ZiLOG.com. We intend to post on our web site any material changes to, or waiver from our Senior Financial Officers Code of Ethics, if any, within five business days of such event.

What are the standing committees of the Board of Directors?

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com.

The Audit Committee held nine (9) meetings during the fiscal year ended December 31, 2004. During fiscal 2004 the Audit Committee was composed of Messrs. Colonnetta, Elkins and Sanquini. Mr. Elkins joined the Audit Committee upon his appointment to the Board of Directors on March 10, 2004. The current members of the Audit Committee are Messrs. Colonnetta (Chairperson), Elkins and Sanquini, each of whom is an independent director under the NASD listing standards. After the Company’s Annual Meeting of Stockholders on May 26, 2004 Mr. Colonnetta will be replaced by Robin Abrams on the Audit Committee. Robin Abrams is an independent director under the NASD listing standards.

Our Board of Directors has determined that each of Mr. Colonnetta and Sanquini is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com.

The Compensation Committee held six (6) meetings during the fiscal year ended December 31, 2004. During fiscal 2004 the Compensation Committee was composed of Mr. Colonnetta, Ms. Abrams and Mr. Sanquini. Ms. Abrams joined the Compensation Committee upon her appointment to the Board of Directors on March 10, 2004. The current members of the Compensation Committee are Messrs. Sanquini (Chairperson) and Colonnetta and Ms. Abrams, each of whom is an independent director under the NASD listing standards. Upon May 26, 2005, David Elkins will replace Mr. Colonnetta on the Compensation Committee. Mr. Elkins is an independent director under the NASD listing standards.

Nominating Committee

The functions of the Nominating Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of the Company; and recommending to the Board directors to serve on committees of the Board. The Nominating Committee is governed by a charter, a current copy of which is available on our website at www.ZiLOG.com.

During fiscal 2004 the Nominating Committee was composed of Ms. Abrams and Messrs. Colonnetta and Sanquini. Ms. Abrams joined the Nominating Committee upon her appointment to the Board of Directors on

March 10, 2004. The current members of the Nominating Committee are Messrs. Colonnetta (Chairperson) and Sanquini and Ms. Abrams, each of whom is an independent director under the NASD listing standards. The Nominating Committee met one time during 2004. After May 26, 2005, Mr. Colonnetta will be replaced by Mr. Elkins on the Nominating Committee.

The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at ZiLOG, Inc., 532 Race Street, San Jose, California 95126 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTOR

Our Certificate of Incorporation currently authorizes no fewer than five and no more than nine directors. Our Board of Directors is currently comprised of six directors with one vacancy. Mr. Colonnetta will not stand for reelection upon completion of his term at our Annual Meeting of Shareholders on May 26, 2005. Consequently, our Board of Directors will be comprised of five directors with two vacancies after such time. Our Certificate of Incorporation divides the Board of Directors into three classes—Group I, Group II and Group III—with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Group III director will stand for reelection or election at the Annual Meeting. The Group I directors will stand for reelection or election at the 2006 annual meeting and the Group II director will stand for reelection or election at the 2007 annual meeting. If the nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware that the nominee will be unable to serve, or for good cause will not serve, as a director.

The name of the nominee for election as Group III director subject to election at the Annual Meeting and of the incumbent Group I and Group II directors, and certain information about them as of December 31, 2004, are set forth below:

Name	Age	Principal Occupation/Position Held With Us
Nominee for Group III director:
James M. Thorburn	49	Chairman, Chief Executive Officer and Director
Incumbent for Group II directors:
Federico Faggin	63	Director
Incumbent Group I directors:
Robin A. Abrams	53	Director
David G. Elkins	63	Director
Richard L. Sanquini	70	Director

Nominee for Group III Director

James M. Thorburn was appointed Chief Executive Officer, Chairman of the Board, and a director in January 2002. Between March 2001 and January 2002, Mr. Thorburn served as our acting Chief Executive Officer and President in connection with a consulting agreement between Mr. Thorburn and Texas Pacific Group, an affiliate of our former principal stockholder. From July 1999 to March 2001, Mr. Thorburn was Senior Vice President and Chief Operating Officer of ON Semiconductor. From May 1998 until August 1999, Mr. Thorburn served as our Senior Vice President and Chief Financial Officer. Prior to May 1998, Mr. Thorburn was the Vice President of Operations Finance at National Semiconductor. During his 17-year career at National Semiconductor, Mr. Thorburn held various executive positions. Mr. Thorburn holds a Bachelor of Science degree in Economics from the University of Glasgow, Scotland and is a qualified accountant with the Institute of Chartered Management Accountants. Mr. Thorburn is a Group III director.

Incumbent Group I Directors

Robin A. Abrams has been a director of the Company since March 10, 2004. Since July 2004, Ms. Abrams has served as a director and Chief Executive Officer for Firefly Mobile, Inc., a company that manufactures a range of products that address the mobile youth market. Prior to joining Firefly Mobile, Ms. Abrams was President of Connection to eBay, a company that provides strategy, management and customer service, where she also served as a consultant from May 2003 to September 2003. Ms. Abrams acted as President and Chief Executive Officer of BlueKite, a provider of bandwidth and optimization software for wireless operators, from

May 2001 through January 2003. From July 1999 to March 2003, Ms. Abrams served as Chief Operating Officer of Ventro Corporation, a service provider of business-to-business marketplaces. Ms. Abrams served as the President of Palm Computing Inc. and a Senior Vice President of 3Com Corporation from February 1999 to June 1999. Ms. Abrams served as the President of VeriFone Inc., a secure payment systems company and a subsidiary of Hewlett-Packard, from March 1998 to February 1999, and as the Vice President of the Americas of VeriFone from February 1997 to March 1998. From June 1996 to February 1997, Ms. Abrams was the Senior Vice President of Apple Computer, Inc. and the President of Apple Americas, and from December 1994 to June 1996, Ms. Abrams served as the Vice President and General Manager of Apple Asia. Ms. Abrams is also a director of HCL Technologies. Ms. Abrams holds a B.A. in political science and history and a J.D. degree from the University of Nebraska. Ms. Abrams is a Group I director, subject to re-election in 2006.

David G. Elkins has been a director of the Company since March 10, 2004. Mr. Elkins retired as President and Co-CEO of Sterling Chemicals, Inc., a chemicals producing company with manufacturing facilities in the U.S. and Canada. Sterling Chemicals commenced voluntary reorganization proceedings under Chapter 11 of the Bankruptcy Code in July 2001 and emerged in December 2002. Prior to joining Sterling Chemicals in 1998, Mr. Elkins was a senior partner in the law firm of Andrews & Kurth L.L.P. where he specialized in corporate and business law, including mergers and acquisitions, securities law matters and corporate governance matters. Mr. Elkins serves as a non-employee director of The Houston Exploration Company, and Memorial Hermann Hospital System. He is also a business representative for a group of private investors in connection with certain real estate assets in Nevada and California. Mr. Elkins holds a J.D. degree from Southern Methodist University and a B.B.A. degree from The University of Texas at Arlington. Mr. Elkins is a Group I director, subject to re-election in 2006.

Richard L. Sanquini was elected as a director in August 2002. Mr. Sanquini is currently a consultant for several privately held companies. From February 1999 to December 1999, Mr. Sanquini served as Senior Vice President and General Manager of the Consumer and Commercial Group of National Semiconductor; from April 1998 to December 1998, he served as Senior Vice President and General Manager of the Cyrix Group of National Semiconductor; from November 1997 to March 1998, he served as Senior Vice President and General Manager of the Personal Systems Group of National Semiconductor; from April 1996 to October 1997, he served as Senior Vice President and Chief Technology Officer of the Corporate Strategy, Business Development, and Intellectual Property Protection Group of National Semiconductor; and from December 1995 to March 1996, he served as Senior Vice President of the Business Development and Intellectual Property Protection Group of National Semiconductor. Prior to National Semiconductor, he was with RCA where he directed its memory and microprocessor businesses. Mr. Sanquini is also a director of Synaptics, Inc., LitePoint, Inc., FyreStorm, Inc., Silicon Image, Inc. and Chairman of the Board of Directors of Portal Player, Inc. Mr. Sanquini holds a Bachelor of Science degree in electrical engineering from the Milwaukee School of Engineering, Wisconsin. Mr. Sanquini is a Group I director, subject to re-election in 2006.

Incumbent Group II Director

Federico Faggin was appointed as a director upon effectiveness of our plan of reorganization on May 13, 2002. Since August 2003, Mr. Faggin has served as Chief Executive Officer of Foveon, Inc., a developer of digital photography technology. Mr. Faggin co-founded Synaptics, a developer of custom-designed user interface solutions, and has served as the Chairman of the Board of Synaptics since January 1999. Mr. Faggin served as a director and the President and Chief Executive Officer of Synaptics from March 1987 to January 1999. Mr. Faggin also co-founded Cygnet Technologies, Inc. in 1982 and ZiLOG, Inc. in 1974. Mr. Faggin served as Department Manager in Research and Development at Intel Corporation from 1970 to 1974 and led the design and development of the world’s first microprocessor and more than 25 other integrated circuits. In 1968, Mr. Faggin was employed by Fairchild Semiconductor, led the development of the original MOS Silicon Gate Technology and designed the world’s first commercial integrated circuit to use such technology. Mr. Faggin is also a director of Foveon, Inc., a privately-held company; and Blue Arc Corporation, a privately-held company. Mr. Faggin is the recipient of many honors and awards, including the 1988 International Marconi Fellowship Award, the 1994 IEEE W. Wallace McDowell Award, and the 1997 Kyoto Prize. In addition, in 1996,

Mr. Faggin was inducted into the National Inventor’s Hall of Fame for the co-invention of the microprocessor. Mr. Faggin holds a doctorate in physics, summa cum laude, from the University of Padua, Italy. Mr. Faggin also holds an honorary doctorate degree in computer science from the University of Milan, Italy. Mr. Faggin is a Group II director, subject to re-election in 2007.

Vote Required

The director will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominee who receive the greatest number of votes at the Annual Meeting will be elected. Broker non-votes, if any, will not affect the outcome of the vote on the election of the director.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP (“KPMG”) as our independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited our consolidated financial statements since 2001. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2005. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Stockholder ratification of the selection of KPMG as our independent auditors is not required by our Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, executive officers, and largest stockholders own?

The following table sets forth certain information regarding the ownership of our common stock as of April 11, 2005, except that with respect to five percent shareholders the information is based on the most current publicly available information, by: (a) each director and nominee for director named in “Proposal 1—Election of Directors”; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o ZiLOG, Inc., 532 Race Street, San Jose, California 95126. The column labeled “Number of Shares Beneficially Owned “ in the table below includes the number of shares issuable upon the exercise of options that are exercisable within sixty (60) days of April 11, 2005. Asterisks represent beneficial ownership of less than 1% of our common stock.

	Shares Beneficially Owned
Beneficial Owner	Number of Shares		Percentage Ownership
Five Percent Shareholders
Capital Research and Management Company(2),(3)	2,660,000		16.3%
UBS Willow Management(4),(5)	1,919,039		11.8%
Franklin Resources, Inc.	1,391,400		8.6%
Babson Capital Management LLC	1,044,900		6.4%
Litespeed Management LLC	1,011,248		6.2%

Executive Officers and Directors
Robin A. Abrams	5,393	(6)	*
Joseph Colonnetta	26,577	(7)	*
David G. Elkins	8,285	(8)	*
Federico Faggin	155,434	(9)	*
Richard L. Sanquini	29,909	(10)	*
Ramesh G. Ramchandani	1,500		*
Perry Grace	132,350	(11)	*
James M. Thorburn	418,693	(12)	2.5%
Bruce Diamond	132,553	(13)	*
All executive officers and directors, as a group, as of April 11, 2005 (9 persons)	910,694	(14)	5.4%

(1)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 11, 2005 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Percentage of beneficial ownership is based on 16,269,481 shares of our common stock outstanding as of April 11, 2005. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	333 South Hope Street—55th Floor, Los Angeles, CA 90071, Attn: Michael J. Downer.

(3)

Capital Research and Management Company acts as investment advisor, registered under Section 203 of the Investment Advisors Act, to each of the following record holders of the shares of common stock: (i) American High Income Trust, which owns 1,140,500 shares; (ii) The Bond Fund of America, which owns 879,000 shares; (iii) The Income Fund of America, which owns 455,000 shares; (iv) American Funds Insurance Series, High-Income Bond Fund, which owns 153,000 shares; and (v) American Funds Insurance

Series, Bond Fund, which owns 2,500 shares. Capital Research and Management Company and the respective record holders may be deemed to have shared beneficial ownership of these shares. Each of these record holders is a mutual fund registered under the Investment Company Act of 1940.

(4)	c/o UBS Financial Services Inc., 1285 Avenue of the Americas, 18th Floor, New York, NY 10019.

(5)	UBS Willow Management, L.L.C. acts as investment advisor to UBS Willow Fund L.L.C., record holder of these shares of common stock. UBS Willow Fund, L.L.C., Bond Street Capital, L.L.C., UBS Willow Management, L.L.C., UBS Fund Advisor, L.L.C., PW Alternative Asset Management, Inc. and Sam S. Kim may be deemed to have shared beneficial ownership of 1,919,039 shares.

(6)	2,893 of these shares are restricted shares of common stock.

(7)	11,142 of these shares are restricted shares of common stock.

(8)	5,785 of these shares are restricted shares of common stock.

(9)	83,642 of these shares are restricted shares of common stock.

(10)	10,020 of these shares are restricted shares of common stock.

(11)	100,000 of these shares are restricted shares of common stock.

(12)	Includes (i) fully-vested option to purchase 94,709 shares granted on April 24, 2003; and (ii) vested options to purchase 114,710 shares out of 229,420 shares granted on May 12, 2004.

(13)	Includes fully-vested option to purchase 10,000 shares granted on November 18, 2004.

(14)	271,715 of these shares are subject to the Company’s right of repurchase upon termination of employment with the Company, which right lapses over time; includes 562,869 beneficially owned options.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as set forth below. Messrs. Colonnetta, Sanquini, and Faggin did not file timely reports in connection with common stock that was granted pursuant to the ZiLOG, Inc. 2004 Omnibus Stock Incentive Plan and options to buy common stock, which occurred in January 2004.

EXECUTIVE COMPENSATION

How are directors Compensated?

Each of our non-employee directors will receive, as compensation for his or her service as a director:

•	$45,000 per year, which may be paid quarterly, at the election of such director, in any combination of cash and shares of our common stock equal to $11,250, divided by the fair market value of a share of our common stock at the time of grant, and will be fully vested on the date of grant;

•	$1,000 for each meeting of the Board of Directors including telephonic meetings, which may be paid, at the election of such director, in any combination of cash or shares of our common stock equal to the amount of such cash fee that the director elects to receive in the form of shares divided by the fair market value of a share of our common stock at the time of grant;

•	a per diem fee of $1,000 per day spent on board or committee matters;

•	options to purchase 5,000 shares of our common stock on each anniversary of his or her appointment or election as a director, as the case may be, vesting over a four year period; and

•	options to purchase 10,000 shares of our common stock upon either appointment or initial election as a director, as the case may be, vesting annually over a four year period.

All stock options granted to directors in 2004 had an exercise price of between $7.75 and $12.44 per share. All stock options described above will have an exercise price equal to the fair market value of a share of common stock at the time of grant.

Compensation to the non-employee directors for their service as directors is not paid pursuant to consulting contracts. During portions of 2002 through 2004, Federico Faggin devoted approximately 20% of his business time (i.e., one day per week) to providing services to us that included strategy guidance, assistance with project roadmaps, management counseling and participation in customer and internal business reviews. As consideration for these consulting services, on May 15, 2002, our Board of Directors granted 72,500 restricted shares of common stock to Mr. Faggin, pursuant to our 2002 Omnibus Stock Incentive Plan, with respect to which the Company’s repurchase right lapsed at the rate of 1/24th of the total shares per month, subject to Mr. Faggin’s continued provision of services. This consulting arrangement has now concluded.

Our employee director currently does not receive any compensation for their service on our Board of Directors.

Who are our Executive Officers?

Name	Age	Position
James M. Thorburn	49	Chairman and Chief Executive Officer
Bruce Diamond	45	Executive Vice President and Chief Operating Officer
Perry J. Grace	48	Vice President and Chief Financial Officer
Ramesh G. Ramchandani	40	Executive Vice President of Marketing

James M. Thorburn was appointed Chief Executive Officer, Chairman of the Board, and a director in January 2002. Between March 2001 and January 2002, Mr. Thorburn was appointed as our acting Chief Executive Officer and President in connection with a consulting agreement between Mr. Thorburn and Texas Pacific Group, an affiliate of our former principal stockholder. From July 1999 to March 2001, Mr. Thorburn was Senior Vice President and Chief Operating Officer of ON Semiconductor. From May 1998 until August 1999, Mr. Thorburn served as our Senior Vice President and Chief Financial Officer. Prior to May 1998, Mr. Thorburn was the Vice President of Operations Finance at National Semiconductor. During his 17-year career at National

Semiconductor, Mr. Thorburn held various executive positions. Mr. Thorburn holds a Bachelor of Science degree in Economics from the University of Glasgow, Scotland and is a qualified accountant with the Institute of Chartered Management Accountants. Mr. Thorburn is a Group III director, subject to re-election in 2005.

Bruce Diamond was appointed Executive Vice President and Chief Operating Officer in November 2002. From January 2001 to October 2002, Mr. Diamond served as President and Chief Operating Officer for Sipex, Inc., an analog semiconductor company. From October 1997 to December 2000, Mr. Diamond served as Sr. Vice President Operations for ANADIGICS, Inc., an RF-based semiconductor IC company. From June 1982 to October 1997, Mr. Diamond held various senior positions within National Semiconductor including engineering and operations positions. Mr. Diamond also serves as a director of WJ Communications Inc. Mr. Diamond holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Perry J. Grace was appointed as our Vice President and Chief Financial Officer in July 2001. From June 1999 to January 2001, Mr. Grace served as Controller and then Vice President of Finance and Chief Financial Officer for Ramp Networks, an Internet security appliance provider acquired by Nokia in January 2001, for whom he assisted in the post-merger integration through May 2001. Prior to Ramp Networks, Mr. Grace was employed by National Semiconductor from 1987 to 1999, where he held several finance and controller positions, and by PriceWaterhouse from 1980 to 1987 in Melbourne, Australia, London, England, and San Jose, California, where he served as an audit manager. Mr. Grace holds a Bachelor of Science degree in Accounting, Business Law and Computer Science from Deakin University in Geelong, Australia, and was admitted to the Institute of Chartered Accountants in Australia in 1983.

Ramesh G. Ramchandani was appointed Executive Vice President of Marketing in November 2004. Mr. Ramchandani joined ZiLOG in July 2004, and between July 2004 and November 2004 he served as Senior Vice President of Marketing. From September 2000 to June 2004, Mr. Ramchandani served as the Vice President and General Manager of the Integrated Power Devices Division for ON Semiconductor Corp. From March 1997 to September 2000, Mr. Ramchandani served as Director of Worldwide Sales/Marketing and Applications for Celeritek, Inc. Prior to Celeritek, he held various senior management positions in marketing and engineering with Mitsubishi Electronics America, Fujitsu Compound Semiconductor, and Avantek. Mr. Ramchandani graduated from Cornell University’s Johnson Graduate School of Management with a Master of Business Administration (MBA). Mr. Ramchandani holds a Bachelor of Science degree in Electrical Engineering from San Jose State University.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Named Executive Officers

We have entered into a three-year employment agreement with one named executive officer. Our employment agreement with Perry J. Grace was entered into on May 14, 2002. This employment agreement will continue for a term of three years and will be automatically renewed for additional terms of one year, unless we or the executive provide written notice of no less than six months prior to the end of the term of intent not to renew, and unless otherwise terminated as set forth below.

We also made loans to executive officers for amounts equal to the income taxes due on the restricted shares of common stock that we granted to them. These loans were made prior to the adoption of the Sarbanes-Oxley Act of 2002. Pursuant to a full-recourse promissory note, we loaned $274,175 to Perry J. Grace. The loan recipient pledged his shares of restricted stock as collateral for this loan pursuant to a stock pledge agreement. This loan is a full recourse loan and bears interest at 5.5% per annum, which interest is payable annually by February 28 for the preceding period ending each December 31 during the term of the loans. All principal and accrued interest on this loan becomes due and payable to us on May 15, 2007. In the future, loans we make with respect to restricted stock, if any, will be made only to non-executive officer and non-director participants in compliance with the Sarbanes-Oxley Act of 2002.

Mr. Grace’s employment agreement provides that he is entitled to an annual base salary of $225,000, a bonus equal to a range of his annual base salary based on set thresholds of our annual adjusted EBITDA, and

100,000 shares of restricted stock and 45,000 EBITDA-linked stock option grants under our 2002 Omnibus Stock Incentive Plan. In May 2004, the Board of Directors increased Mr. Grace’s base salary from $225,000 to $250,00. Mr. Grace’s annual bonus is based on a percentage of his annual salary in the event that the company reaches adjusted EBITDA milestones for the relevant year. The milestones will be set by the board.

Mr. Grace’s employment agreement also provides to the executive all rights and benefits for which he is eligible under the terms of benefits and compensation plans which may be in effect from time to time, such as our 401(k) plan, four weeks of vacation each year, and reimbursement of reasonable business expenses.

In addition, if we terminate the executive’s employment for cause or as a result of his death or disability, on the date of termination, such executive’s salary and benefits will cease and all stock options and other stock awards held by such executive will cease vesting and will be exercisable only pursuant to the terms of the applicable stock option plans and agreements.

In the event that we terminate this executive’s employment without cause, or such executive resigns at any time for good reason, we will be obligated to pay such executive an amount equal to 100% of his annual base salary. For the purposes of this employment agreement, “cause” means one or more of the following: (i) the executive’s material breach of his agreement; (ii) the executive’s failure to reasonably and substantially perform his duties under his employment agreement; (iii) the executive’s willful misconduct or gross negligence which materially injures us; (iv) the executive’s conviction or plea of nolo contendere to (A) a felony or (B) another serious crime involving moral turpitude. Also for purposes of this agreement, “good reason” means a material diminution in such executive’s duties and responsibilities as such duties and responsibilities are set forth in his employment agreement.

In the event that Mr. Grace terminates his employment with us, with or without good reason, within 30 days following a change in control, we will be obligated to pay him an amount equal to his then-current annual base salary. In addition, we will accelerate the vesting on all stock, stock options and other stock awards held by him.

On December 17, 2004, the Company entered into an employment offer letter with Ramesh G. Ramchandani for the position of the Company’s Executive Vice President of Marketing. The offer letter confirms the terms of Mr. Ramchandani’s employment with the Company including his receiving a salary of $320,000 annually and a sign-on bonus of $65,000 and his participation in the Company’s health, insurance and employee benefit plans. Under the offer letter, Mr. Ramchandani will also be eligible for Quarterly Incentive Plan bonus awards based on achievement of financial objectives pursuant to the terms and conditions of the 2004 Incentive Program. In addition, in lieu of participation in the MBO Incentive Plan within the 2004 Incentive Program the Company has guaranteed bonus payments for the first two years of his employment equal to approximately $80,000 for each six-month period of service, provided that Mr. Ramchandani remains employed with the Company on the relevant bonus payment dates.

Furthermore, Mr. Ramchandani received options to purchase 160,000 shares of the Company’s common stock that will vest over four years, 25% of which will vest on the first anniversary of Mr. Ramchandani’s date of hire and 1/48th of the total shares will vest on each of the 36 succeeding monthly anniversaries of his date of hire, with an exercise price equal to the closing price of the Company’s common stock on the date that the options were granted. Under the terms of the offer letter, on the first anniversary of employment, at the subsequent scheduled Board of Directors meeting, subject to satisfactory performance of Mr. Ramchandani’s responsibilities and approval of the Company’s Compensation Committee, the Company will recommend that its Compensation Committee grant Mr. Ramchandani an additional 40,000 options to purchase shares of the Company’s common stock that will vest over four years with an exercise price equal to the closing price of the Company’s common stock on the date that the options are granted.

The employment offer letter also confirms that in connection with his relocation to California, Mr. Ramchandani received a payment of $112,751 for moving and temporary living costs, which along with the sign-on bonus is subject to reimbursement on a pro-rata basis if Mr. Ramchandani terminates his employment prior to completing one year of service.

Messrs. Thorburn, Diamond and Grace participate in the 2004 Incentive Plan.

2004 ZiLOG Incentive Plan

On January 22, 2004, we adopted the 2004 ZiLOG Incentive Plan, which provides for the payment of cash bonuses to each of Messrs. Diamond, Grace and Thorburn upon the achievement of certain pre-established performance goals based on our performance in 2004: adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), revenue, design wins, design opportunities and the percentage of new products that are released on time. Bonuses are set at 50% of the executive’s salary if the “100% pre-established target” is achieved, and range from 25% to 200% of the executive’s salary depending on the level of achievement of the goals. No bonus will be paid under the plan because the “50% pre-established target” has not been achieved. We have not yet set the bonus thresholds for 2005.

Executive Compensation

The following table sets forth the compensation earned by our Chief Executive Officer and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2004 and who earned salary and bonus in excess of $100,000 in 2004, (collectively, the “Named Executive Officers”):

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards(1)		Securities Underlying Options/ SARs(#)	All Other Compensation(2)
James M. Thorburn Chairman and Chief Executive Officer	2004 2003 2002	$570,793 688,931 769,235	$500 126,927 800,730	(3)	$ $	— — 485,279	229,420 114,709 104,570	$ $	3,075 3,000 3,000

Bruce Diamond(4) Executive Vice President and Chief Operating Officer	2004 2003 2002	300,000 281,538 40,385	35,938 2,175 —			— — —	60,000 175,000 —		— — —

Perry J. Grace Vice President, Chief Financial Officer & Secretary	2004 2003 2002	240,390 213,750 225,000	5,031 28,211 99,378	(5)		— — 550,000	50,000 — 45,000		— — —

Ramesh G. Ramchandani Executive Vice President of Marketing	2004	137,309	65,120	(7)		—	160,000		115,220	(8)

(1)	Represents gain on purchase of restricted stock, which is calculated as the excess of fair market value over the purchase price. During 2003, the Named Executive Officers were not granted any shares of restricted stock. In 2002, Mr. Thorburn was granted 88,232 shares of restricted stock and Mr. Grace was granted 100,000 shares of restricted stock. Mr. Grace’s 2002 grant is now fully vested. Mr. Thorburn’s grant was fully vested on the grant date. As of December 31, 2004, the Named Executive Officers held the following number of shares of restricted stock: Mr. Thorburn, 58,233 and Mr. Grace, 100,000. The value of restricted stock held by the Named Executive Officers (calculated as the fair market value of the shares on December 31, 2004 net of the purchase price) as of December 31, 2004 was as follows: Mr. Thorburn, $464,699 and Mr. Grace, $798,000. Holders of restricted stock are entitled to receive dividends thereon, although we do not currently intend to issue any dividends.

(2)	Unless otherwise indicated, amounts represent our matching contributions to the 401(k) plan.

(3)	Includes a sign-on bonus of $650,000.

(4)	Mr. Diamond commenced employment with us in November, 2002.

(5)	Includes a retention bonus of $67,500 for Mr. Grace.

(6)	Mr. Ramchandani commenced employment with us in July, 2004.

(7)	Includes a sign-on bonus of $65,000.

(8)	Includes a relocation award of $112,751 and our matching contribution to the 401(k) plan of $2,469.

Aggregated Option Grants in Last Fiscal Year

The following table sets forth further information regarding option grants to each of our Named Executive Officers during 2004. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms; they do not reflect our estimation of future stock-price growth of the shares of our common stock. These gains are based on assumed rates of annual compound stock price, and appreciation of 5% and 10% from the date the option was granted to the end of the option terms.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term
	Number of Securities Underlying Option/SARs Granted		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
James M. Thorburn	229,420	(1)	22.1%	$5.20	5/12/14	$2,689,769	$4,989,652
Bruce Diamond	50,000	(2)	4.8	12.44	4/29/14	391,172	991,308
Bruce Diamond	10,000	(3)	1.0	6.20	11/18/14	38,991	98,812
Perry J. Grace	50,000	(2)	4.8	12.44	4/29/14	391,172	991,308
Ramesh G. Ramchandani	160,000	(2)	15.4	9.30	7/16/14	935,795	2,371,489

(1)	Option becomes vested and exercisable as to 50% of the grant on the grant date, and as to 100% of the grant on the first anniversary of the grant date.

(2)	Option becomes vested and exercisable as to 25% of the grant on the first anniversary of the grant date, and as to 100% of the grant on the fourth anniversary of the grant date.

(3)	Option was fully vested and exercisable on the date of grant.

Unless the options are assumed or equivalent awards or rights are substituted for, the unvested options shall become fully vested and exercisable as of the date of a change in control of our company, as defined in the applicable stock plan.

Aggregated Option Exercises in the Last Fiscal Year and Option Values at December 31, 2004

The following table provides information regarding the aggregate option exercises and fiscal year-end option values for each of our Named Executive Officers for the year ended December 31, 2004. Also reported are values of unexercised “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair value of our common stock on December 31, 2004, which was determined by our Board of Directors to be $8.00 per share based on the closing price of our common stock quoted on the NASDAQ National Market on that date.

Name	Acquired Shares on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James M. Thorburn	—	$—	234,275	184,424	$951,085	$494,079
Bruce Diamond	—	—	109,166	125,834	154,791	90,709
Perry J. Grace	—	—	15,000	80,000	37,200	74,400
Ramesh G. Ramchandani	—	—	—	160,000	—	—

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for breach of fiduciary duty of a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers, including our former directors and officers, to the fullest extent permitted by Delaware law including circumstances in which indemnification is otherwise discretionary. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status. Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and our controlling stockholders under the foregoing positions, or otherwise. We have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

We have also entered into agreements to indemnify our directors and executive officers to provide contractual indemnification in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and Bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our Bylaws also permit us to secure insurance on behalf of any officer or director, for any liability arising out of his or her actions. We have obtained liability insurance for our officers and directors and intend to obtain greater coverage.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees. During 2004, none of our executive officers served as a member of a Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

Our executive compensation program presently is administered by the three-member Compensation Committee of the Board of Directors as described above. Ms. Abrams joined the Compensation Committee on March 10, 2004. These Compensation Committee members are not our employees.

What are our policies regarding executive compensation?

Section 162 Policy:

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Certain awards granted under the 2002 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; incentive payments; and equity-based compensation incentives.

The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information, which includes an analysis supplied by Radford Surveys and a survey of other similarly-sized companies in our peer group, which group includes companies that are not included in our peer group for purposes of our Performance Graph, and his responsibilities and performance. The second component of our executive compensation package is an annual incentive payment equal to a range of his annual base salary based on set thresholds of our annual adjusted EBITDA. We look at competitive compensation information and the executive’s responsibilities and performance in determining the size of this incentive payment. This arrangement provides each executive officer with the opportunity to earn a cash incentive payment to the extent that the Company meets certain performance criteria. The third component of our executive compensation package is stock options and other equity related awards, which we believe are becoming increasingly important as an incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with us. Generally, we grant stock options at fair market exercise prices, as determined at the time of grant.

Our equity incentive plans have been established to provide our employees with an opportunity to share, along with our stockholders, in our long-term performance. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the plans shall be exerciseable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Compensation Committee. In addition, a portion of the options granted to our executive officers are performance-based options.

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive’s existing equity awards. In addition, we measure such grants against guidelines prepared for stock option grants on the basis of the job description and experience level for the employee. We also consider the total pool of stock options granted in any given year relative to other similarly-sized companies in our industry.

Chief Executive Officer Compensation

The committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of James Thorburn, the Chief Executive Officer of our company. The committee’s evaluation of Mr. Thorburn’s base salary is subjective, with no particular weight assigned to any one factor. Based upon an assessment of overall company performance in fiscal 2004, the committee also determined that Mr. Thorburn would receive a $500 bonus for fiscal 2004. In May 2004, the committee granted Mr. Thorburn options to purchase 229,450 shares of common stock with a per share price of $5.20 and an expiration date of May 12, 2014, in order to provide a long-term incentive program for Mr. Thorburn. These options were granted in lieu of 88,232 shares of restricted stock to which Mr. Thorburn would have been entitled under a now expired employment agreement, which shares would have been fully vested upon grant and would have had a purchase price of $0.02 per share.

Compensation Committee

Joseph Colonnetta

Richard Sanquini

Robin Abrams

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of three (3) outside directors, all of whom are independent under Rule 4200(a)(14) of the National Association of Securities Dealers’ (“NASD”) listing standards, although the membership of the Audit Committee as of December 31, 2004 consisted of the three directors signing this report. Mr. Elkins joined the Audit Committee on March 10, 2004. In fiscal 2004, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities and reflects new SEC regulations and NASD rules.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management and with our independent auditors, KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has discussed the material weaknesses and significant deficiencies identified by management and the Company independent public accounting firm. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Audit Committee

Joseph Colonnetta

David Elkins

Richard L. Sanquini

AUDIT FEES AND PRE-APPROVAL POLICIES

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for fiscal 2004 and fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal 2004 and fiscal 2003.

	2004	2003
Audit Fees	$1,425,935	$224,676
Audit-Related Fees	$—	$393,000
Tax Fees	$20,000	$6,900
Total	$1,445,935	$624,576

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, except those not required by statute or regulation. Aggregate fees for audit services were $1,425,935 and $224,676 during the years ended December 31, 2004 and 2003, respectively.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with the Company’s recently completed equity offering and consultations concerning financial accounting and reporting standards. Aggregate fees for audit-related services was $393,000 for the year ended December 31, 2003.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services to which the Company management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent auditors will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. The Audit Committee will also designate a member to have the authority to pre-approve interim requests for additional non-audit services that were not contained in the annual pre-approval request. Such member shall approve or reject any interim non-audit service requests and report any interim service pre-approvals at the following Audit Committee meeting.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the change in our cumulative total stockholder return for the period from June 20, 2003, the date we became a public reporting company, until the end of until the end of fiscal 2004, based upon the market price of our common stock, compared with: (i) the cumulative total return on the NASDAQ Stock Market U.S. Companies Index and (ii) the Philadelphia Stock Exchange Semiconductor Sector Index. The graph assumes a total initial investment of $100 as of June 20, 2003, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period. The performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

Measurement Point	ZiLOG	NASDAQ Market Index	Philadelphia Stock Exchange Semiconductor Index
June 20, 2003	$100.00	$100.00	$100.00
December 31, 2003	173.33	121.81	129.98
December 31, 2004	133.33	132.27	111.15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

•	compensation arrangements, which are described above; and

•	the transactions described below.

On July 29, 2004, the Board of Directors approved the 2004 stock repurchase program pursuant to which we could repurchase up to $5.0 million in market value of our outstanding shares of common stock. Pursuant to the program, during 2004 we purchased 572,100 shares of our common stock at a net aggregate cost of $4.4 million. On November 17, 2004, the Board of Directors, in conjunction with Mr. Burger’s resignation, approved the repurchase of 92,735 shares of common stock from Mr. Burger at a fair market purchase price of $6.20 per share in consideration for the repayment of his loans payable to us totaling $0.6 million.

During portions of 2002 through 2004, Federico Faggin devoted approximately 20% of his business time (i.e., one day per week) to providing services to us that included strategy guidance, assistance with project roadmaps, management counseling and participation in customer and internal business reviews. As consideration for these consulting services, on May 15, 2002, our Board of Directors granted 72,500 restricted shares of common stock to Mr. Faggin, pursuant to our 2002 Omnibus Stock Incentive Plan, with respect to which the Company’s repurchase right lapsed at the rate of 1/24th of the total shares per month, subject to Mr. Faggin’s continued provision of services. This consulting arrangement has now concluded.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to ZiLOG, Inc. c/o Investor Relations, 532 Race Street, San Jose, California 95126 or by calling Investor Relations at (408) 558-8500.

By Order of the Board of Directors

/s/ Perry J. Grace
Perry J. Grace
Secretary

April 21, 2005

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2004 has been included within the package of materials sent to you as well as a copy of our 2004 Annual Report to Stockholders.

2074-PS-05

DETACH HERE

ZZIL82

PROXY

ZILOG, INC.

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2005 AT THE CORPORATE OFFICES

OF ZILOG, INC.

532 RACE STREET

SAN JOSE, CA 95126

The undersigned stockholder hereby appoints James Thorburn, Bruce Diamond and Perry Grace and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given, shares will be voted FOR the nominee listed in Proposal 1 and FOR Proposal 2.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

ZILOG, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZZIL81

Please mark votes as in this example.

2074

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. Election of Director to serve until the 2008 annual meeting. Nominee: (01) James Thorburn

2. For ratification of the selection of KPMG LLP as our independent auditors.

FOR AGAINST ABSTAIN

FOR THE NOMINEE

WITHHELD FROM THE NOMINEE

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

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